Exhibit 10.5

[INVESTOR NAME, ADDRESS AND EMAIL]

___, 2021

Metro One Telecommunications, Inc.

30 NORTH GOULD STREET SUITE 2990

SHERIDAN WY 82801

Attention: Nani Maoz

Re:	$[ ] Puttable SAFE Financing to Metro One Telecommunications, Inc.

Dear Mr. Maoz:

The undersigned investor (the “Investor”) is pleased to provide financing in the amount indicated beneath such undersigned’s signature to the letter (the “Committed Amount”) to Metro One Telecommunications, Inc. (the “Company”), pursuant to the terms and conditions of the term sheet attached hereto as Exhibit A (the “Term Sheet”) to enable a newly formed subsidiary of the Company to bid on, and if the bid is accepted, to acquire, Royal App Ltd. (“Shelfy”) in a bankruptcy sale. Capitalized terms used by not defined here shall have the meanings set forth in the Term Sheet.

Immediately upon email direction by the Company, Investor shall fund the Committed Amount by wire transfer to the Company at the wire instructions set forth on Exhibit B. This commitment letter is a binding agreement by the Investor with respect to the Committed Amount. The foregoing obligation shall expire and have no further effect upon and after the Outside Date. Investor is, and will be at the time, if any, the investor becomes entitled to Common Stock pursuant to the Puttable SAFE (as described in the Term Sheet), an “accredited investor”, as such term is defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933 (the “1933 Act”), is experienced in investments and business matters, has made investments of a speculative nature in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Investor to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Investor has the authority and is duly and legally qualified to purchase and own the Puttable SAFE and, to the extent issued pursuant to the Puttable SAFE, Common Stock.  Investor is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

The Investor acknowledges and agrees that the Puttable SAFE and, to the extent issued pursuant to the Puttable SAFE, the Common Stock, are issued without representations, warranties, covenants or agreements by Everest Corporate Finance or, except to the limited extent expressly set forth in this letter, by the Company. The Investor acknowledges and agrees that none of the respective affiliates or any control persons, officers, directors, employees, agents or representatives of either of Everest Corporate Finance or the Company make any representation, warranty, covenant or agreement in connection with the Puttable SAFE, the Common Stock to the extent issued pursuant to the Puttable SAFE, this letter or otherwise.

The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Puttable SAFE and, to the extent issued pursuant to the Puttable SAFE, the Common Stock, including, with respect to the Company, its newly formed subsidiary and Shelfy. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the foregoing. The Investor became aware of this offering of the Puttable SAFE solely by means of direct contact between the Investor and the Company.

Investor acknowledges and agrees that the information set forth on the signature page hereto regarding Investor is accurate.

Investor will hold the Puttable SAFE and, to the extent issued pursuant to the Puttable SAFE, the Common Stock for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof. Investor understands and agrees that the Puttable SAFE and, to the extent issued pursuant to the Puttable SAFE, the Common Stock have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Investor contained herein), and that such Puttable SAFE and, to the extent issued pursuant to the Puttable SAFE, the Common Stock must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Investor understands and acknowledges that the Company is not listed on an exchange and is not currently a Reporting Company under the Securities and Exchange Act of 1934. As a result,the Investor may find it difficult to dispose of or to obtain accurate quotations as to the market value of our common stock, and our Common Stock may be less attractive for margin loans, for investment by larger financial institutions, as consideration in possible future acquisition transactions or other purposed.

This letter shall be construed and interpreted in accordance with the laws of the State of New York applicable to agreements made and to the performance wholly within that jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of any state or federal court within the State of New York with respect to any cause or claim arising under or relating to this letter. Each party hereto irrevocably consents to the service of process by registered mail or personal service, irrevocably waives any objection based on forum non conveniens with respect to such a court, and irrevocably waives any objection to venue of such court. This letter may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This letter supersedes any prior letter as to a commitment entered into by Investor.

[Signature page follows]

Sincerely,

INVESTOR (if an entity):

By:
Name:
Title:
Address (incl email):

Subscription Amount:	$

INVESTOR (if an individual):

Signature:
Address (incl email):

Subscription Amount:	$

Accepted and Agreed:

METRO ONE TELECOMMUNICATIONS, INC.

By:
Name:
Title:

Exhibit A

Term Sheet

The terms and conditions summarized below are intended as an outline of the terms and conditions of a Puttable SAFE which will be more fully set forth therein and delivered by the Company and do not purport to summarize all of the provisions which shall be contained in the Puttable SAFE’s.

Issuer:	Metro One Telecommunications, Inc., an Oregon corporation (the “Company”).

Puttable SAFE:	The Company shall issue a puttable simple agreement for future equity (“Puttable SAFE”) to each investor (to be delivered within 5 days of funding) in exchange for an aggregate amount of $3,500,000 invested by one or more such investors (the “Investment Amount”). Each Puttable SAFE will have the following principal provisions:

Put Right: Each holder of a Puttable SAFE may elect to exercise a put right to sell the Puttable SAFE to the Company for the amount invested in respect thereof upon either of the following events:

(A)	The failure of the Company’s subsidiary to acquire Shelfy by the date that is six (6) months from the issuance of such Puttable SAFE; or

(B)	The failure to occur of the Preferred Conversion (as defined below) on or after the date which is 24 months from the issuance of such Puttable SAFE.

Conversion: So long as the foregoing put right is not exercised in respect of a Puttable SAFE, such Puttable SAFE shall automatically be converted into Common Stock of the Company in the event that the Company consummates an equity conversion whereby all Preferred Stock of the Company is converted to Common Stock (the “Preferred Conversion”). Such conversion shall entitle the holder of the Puttable SAFE to the number of shares of Common Stock obtained by dividing the amount invested in respect of such Puttable SAFE by (subject to the paragraph below concerning dilution) the quotient resulting from dividing $2,000,000 by the number of outstanding shares of common stock of the Company immediately following the Preferred Conversion (assuming conversion of all securities convertible into common stock and exercise of all outstanding options and warrants, but excluding the shares of equity securities of the Company issuable upon the conversion of all converting Puttable SAFEs).

Dilution: Prior to or following the Preferred Conversion, a dilution is expected in connection with (A) new employee stock options for each of employees of the Company and of Shelfy, (B) compensation to Everest Corporate Finance, and (C) 8% of the Company in respect of creditors of Shelfy. Such dilution shall ratably reduce the percentage ownership of the Company held, or to be held, in respect of the Puttable SAFE, whether such dilution occurs before or after the vesting of the Puttable SAFE.

Change of Control: If the Company is acquired prior to the Preferred Conversion, then at the option of each holder of a Puttable SAFE, either (i) such holder shall receive a cash repayment equal to the amount invested in respect of such Puttable SAFE whereupon such Puttable SAFE shall be cancelled, or (ii) the Puttable SAFE shall convert into shares of common stock at the price (subject to the above-described dilution) set forth above.

Documentation:	The complete terms and conditions of the Puttable SAFE shall be set forth in a Puttable SAFE Agreement prepared by the Company’s legal counsel. The Puttable SAFE may be amended by the Company and the holders of a majority of the value of the outstanding Puttable SAFEs .

Non-Transferrable	The Puttable SAFEs may not be transferred by a holder thereof.

Exhibit B

Wire Instructions

THIS INSTRUMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED IN THIS SAFE AND UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

METRO ONE TELECOMMUNICATIONS, INC.

SAFE

(Simple Agreement for Future Equity)

THIS CERTIFIES THAT in exchange for the payment by _________________ (the “Investor”) of $_____________ (the “Purchase Amount”) on __, 2021 (the “Effective Date”), Metro One Telecommunications, Inc., an Oregon corporation (the “Company”), issues to the Investor the right to certain shares of the Company’s Capital Stock, subject to the terms described below.

1. Put Right. The Investor may elect to sell this Safe to the Company for the Purchase Amount (a) upon the failure of the Company or its subsidiary to complete an acquisition of Royal App Ltd. (“Shelfy”) by the date that is six (6) months from the Effective Date, or (b) within the six (6) month period following the failure to occur of a Preferred Conversion by the date that is twenty-four (24) months from the Effective Date. The Investor shall exercise the put right by delivering written notice of such exercise (the “Put Exercise Notice”) to the Company. The Company shall pay the Purchase Amount to the Investor by certified or official bank check or by wire transfer of immediately available funds within ten (10) days of receipt of the Put Exercise Notice.

2. Conversion.

(a) Preferred Conversion. If there is a Preferred Conversion before the termination of this Safe, this Safe will automatically convert into the number of shares of Common Stock equal to the Purchase Amount divided by the Safe Price (the “Conversion Shares”).

(b) Change of Control. If there is a Change of Control before the termination of this Safe, at the option of the Investor, the Investor shall receive either (i) a cash payment of the Purchase Amount (the “Cash-Out Amount”) concurrent with the consummation of such Change of Control (subject to the liquidation priority set forth in Section 2(c) below) or (ii) the Conversion Shares to be issued immediately prior to the consummation of such Change of Control.

(c) Liquidation Priority. In a Change of Control, this Safe is intended to operate like standard non-participating Preferred Stock. For clarity, the Investor’s right to receive its Cash-Out Amount is:

(i) Junior to payment of outstanding indebtedness and creditor claims, including contractual claims for payment and convertible promissory notes (to the extent such convertible promissory notes are not actually or notionally converted into Capital Stock);

(ii) On par with payments for other Safes and/or Preferred Stock, and if the applicable Proceeds are insufficient to permit full payments to the Investor and such other Safes and/or Preferred Stock, the applicable Proceeds will be distributed pro rata to the Investor and such other Safes and/or Preferred Stock in proportion to the full payments that would otherwise be due; and

(iii) Senior to payments for Common Stock.

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(d) Termination. This Safe will automatically terminate (without relieving the Company of any obligations arising from a prior breach of or non-compliance with this Safe) immediately following the earliest to occur of: (i) the exercise by the Investor of its put right pursuant to Section 1, (ii) the issuance of Common Stock to the Investor pursuant to the automatic conversion of this Safe under Section 2(a), or (iii) the payment, or setting aside for payment, of amounts due the Investor pursuant to Section 2(b).

3. Definitions.

“Capital Stock” means the capital stock of the Company, including, without limitation, the “Common Stock” and the “Preferred Stock.”

“Change of Control” means (i) a transaction or series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Company’s board of directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Company Capitalization” is calculated as of immediately following the Preferred Conversion and (without double-counting, in each case calculated on an as-converted to Common Stock basis):

•     Includes all shares of Capital Stock issued and outstanding;

•     Includes all Converting Securities;

•     Includes all issued and outstanding Options.

“Converting Securities” means convertible securities issued by the Company, including but not limited to convertible promissory notes and other convertible debt instruments and convertible securities that have the right to convert into shares of Capital Stock, but excluding this Safe and any other Safes.

“Options” includes options, restricted stock awards or purchases, RSUs, SARs, warrants or similar securities, vested or unvested.

“Preferred Conversion” means the conversion of all of the Company’s outstanding Preferred Stock to Common Stock.

“Proceeds” means cash and other assets (including without limitation stock consideration) that are proceeds from a Change of Control and legally available for distribution.

“Safe” means an instrument containing a future right to shares of Capital Stock, similar in form and content to this instrument, purchased by investors for the purpose of funding the Company’s business operations. References to “this Safe” mean this specific instrument.

“Safe Price” means the price per share equal to $2,000,000 divided by the Company Capitalization.

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4. Company Representations.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b) The execution, delivery and performance by the Company of this Safe is within the power of the Company and has been duly authorized by all necessary actions on the part of the Company (subject to section 4(d)). This Safe constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To its knowledge, the Company is not in violation of (i) its current certificate of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the Company or (iii) any material debt or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c) The performance and consummation of the transactions contemplated by this Safe do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material debt or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien on any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(d) No consents or approvals are required in connection with the performance of this Safe, other than: (i) the Company’s corporate approvals; (ii) any qualifications or filings under applicable securities laws; and (iii) necessary corporate (including any necessary shareholder) approvals for the authorization of Capital Stock issuable pursuant to Section 2.

5. Investor Representations.

(a) The Investor has full legal capacity, power and authority to execute and deliver this Safe and to perform its obligations hereunder. This Safe constitutes valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act, and acknowledges and agrees that if not an accredited investor at the time of the Preferred Conversion, the Company may void this Safe and return the Purchase Amount. The Investor has been advised that this Safe and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is purchasing this Safe and the securities to be acquired by the Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

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(c) The Investor acknowledges that the Company may, from time to time, issue inter alia (i) Options to its employees or employees of Shelfy, (ii) equity securities as compensation to Everest Corporate Finance and (iii) securities in an aggregate amount up to 8% of the Company Capitalization to certain creditors of Shelfy.

6. Miscellaneous

(a) Any provision of this Safe may be amended, waived or modified by written consent of the Company and either (i) the Investor or (ii) the majority-in-interest of all then-outstanding Safes, provided that with respect to clause (ii), the Purchase Amount may not be amended, waived or modified in this manner without the consent of the Investor. “Majority-in-interest” refers to the holders of the applicable group of Safes whose Safes have a total Purchase Amount greater than 50% of the total Purchase Amount of all of such applicable group of Safes.

(b) Any notice required or permitted by this Safe will be deemed sufficient when delivered personally or by overnight courier or sent by email to the relevant address listed on the signature page, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address listed on the signature page, as subsequently modified by written notice.

(c) The Investor is not entitled, as a holder of this Safe, to vote or be deemed a holder of Capital Stock for any purpose other than tax purposes, nor will anything in this Safe be construed to confer on the Investor, as such, any rights of a Company stockholder or rights to vote for the election of directors or on any matter submitted to Company stockholders, or to give or withhold consent to any corporate action or to receive notice of meetings, until shares have been issued on the terms described in Section 2.

(d) Neither this Safe nor the rights in this Safe are transferable or assignable, by operation of law or otherwise, by the Investor.

(e) In the event any one or more of the provisions of this Safe is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Safe operate or would prospectively operate to invalidate this Safe, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this Safe and the remaining provisions of this Safe will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(f) All rights and obligations hereunder will be governed by the laws of the State of New York, without regard to the conflicts of law provisions of such jurisdiction.

(g) The parties acknowledge and agree that for United States federal and state income tax purposes this Safe is, and at all times has been, intended to be characterized as stock, and more particularly as common stock for purposes of Sections 304, 305, 306, 354, 368, 1036 and 1202 of the Internal Revenue Code of 1986, as amended. Accordingly, the parties agree to treat this Safe consistent with the foregoing intent for all United States federal and state income tax purposes (including, without limitation, on their respective tax returns or other informational statements).

(Signature page follows)

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IN WITNESS WHEREOF, the undersigned have caused this Safe to be duly executed and delivered.

METRO ONE TELECOMMUNICATIONS, INC.

By:
Name:
Title:

Address:

Email:

INVESTOR:

By:
Name:
Title:

Address:

Email:

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